Exhibit 10.37

LEASE AGREEMENT

between

MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC
(“Landlord”)

and

SOLAR COMMUNITIES, INC.
DBA SUNCOMMON
(“Tenant”)

Dated as of October 19, 2015

Exhibits

Exhibit “A” -	Property Site Plan
Exhibit “B”	Floor Plan of Premises
Exhibit “C”	Building Specifications
Exhibit “D”	Computation Of Cost Of Initial Construction And Annual Base Rent For Initial Ten Year Term
Exhibit “E”	Budgetary Estimate for Building Development and Construction Costs
Exhibit “F”	Projected Construction Schedule and Completion Date
Exhibit “G”	Form of Rent Commencement Agreement
Exhibit “H”	Estimate of Common Area Charges for Landlord’s Building: Lease Year 1 of Term

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is by and between MALONE RTE 2 WATERBURY PROPERTIES, LLC, a Vermont limited liability company with a place of business in Montpelier, Vermont (the “Landlord”) and SOLAR COMMUNITIES, INC. dba SUNCOMMON, a Vermont benefit corporation and certified B corporation with a place of business in Waterbury, Vermont (the “Tenant”).  Landlord and Tenant are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party”.

Background

1.       Landlord is the owner of a parcel of land on Route 2 in Waterbury, VT (the “Property”) whereas a new 14,000 +/- sq.ft. commercial building will be constructed to which SunCommon will lease and occupy 8,640 +/- sq.ft (“Landlord’s Building”), as depicted on the site plan attached hereto as Exhibit “A” (the “Site Plan”).

2.        Tenant wishes to lease from Landlord, and Landlord wishes to lease to Tenant, a portion Landlord’s Building according to the following terms and conditions.

N O W ,  T H E R E F O R E ,

In consideration of the promises and the mutual covenants and agreements herein set forth, and in reliance on the representations and warranties contained herein, the parties hereby agree as follows:

Section 1.  Lease of Premises.  Landlord hereby leases and rents to Tenant, and Tenant hereby takes from Landlord, the following described land, premises and property (herein after referred to as the “Premises” or “Leased Premises”):

Being a portion of Landlord’s Building containing 8,640 +/- square feet, as shown on the floor plan attached hereto as Exhibit “B.”

The Premises include the right of Tenant, its agents, invitees, licensees, business visitors, and guests, in common with Landlord and others:  (i) to cross and re-cross the driveways, parking lots, walkways and open lands depicted on the Site Plan for the purpose of ingress and egress; (ii) to use up to 40 parking spaces within the parking area depicted on the Site Plan in common with Landlord and other tenant’s in Landlord’s Building, without additional charge from Landlord, to the extent reasonably required for the uses specified herein, subject to the requirements of applicable laws and ordinances; and (iii) to use a portion of the signage for the Landlord’s Building, subject to the requirements of applicable laws and ordinances and the specific provisions of Section 23 of this Lease.  Landlord shall retain the right to relocate such parking areas, roadways, and walkways and to establish reasonable rules and regulations for their use, but no such relocation, rule or regulation will materially adversely affect Tenant’s ability to use and enjoy the Leased Premises for the purposes hereinafter specified.

The Leased Premises are subject to: (i) all covenants, restrictions and easements of record provided none of the foregoing unreasonably limit the use of the Premises for Tenant’s intended use; and (ii) all zoning regulations, ordinances, building restrictions, regulations and permits of any municipal, county, state or federal department having jurisdiction over the Leased Premises.

Section 1A.     Construction of Building and Fit-Up of Premises.

a.
Upon the Commencement Date, Landlord will deliver the Premises to Tenant as finished space, substantially in conformance with the drawings, floor plans and specifications attached hereto as Exhibit “A”, “B”, and “C”.  Such work to be performed by Landlord and reflected in the referenced Exhibits is referred to hereafter as the “Initial Construction”.  Landlord shall use its best efforts to cause the required certificates of occupancy from the Town of Waterbury and/or the State of Vermont Department of Labor & Industry for the Initial Construction (if applicable) to be issued no later than June 1, 2016, subject to (i) delay caused by Tenant or (ii) force majeure including extreme winter weather related delays in construction.

b.
The cost of the Initial Construction shall initially be paid for by Landlord.  During the Term, Tenant shall pay Annual Base Rent for the Premises in an amount computed in accordance with Exhibit “D” and herein, which amount shall be reflected in a Rent Commencement Agreement in the form of Exhibit “G” attached hereto.

Section 2.  Term of Lease.  (a)  The Premises are hereby leased to Tenant, subject to all of the terms and conditions herein contained, for a term of ten (10) years (the “Term”) which shall commence on the “Commencement Date” which is defined as ten (10) days following the later of the following:  the issuance by the Town of Waterbury, Vermont of certificate(s) of occupancy for the Premises (if applicable) under (i) permits issued by the Town of Waterbury under its development review/planning and zoning laws and (ii) permits issued by the Vermont Department of Public Safety Division of Fire Safety, and shall end at midnight on the day preceding the tenth (10th) anniversary of the Commencement Date.  The parties shall execute a Rent Commencement Agreement in the form of Exhibit “D” memorializing the Commencement Date and the Rent Commencement Date.  The Commencement Date shall not extend beyond May 1, 2016 unless agreed to by Tenant.  If the Commencement Date has not occurred by June 1, 2016, unless Landlord is delayed in performance by (i) delays caused by Tenant or (ii) force majeure, as hereinafter defined and subject to the provisions of Section 33 hereof (together, clauses (i) and (ii) being referred to as the “Permitted Delays”) and (iii) extreme winter weather, Landlord shall reduce the initial monthly rent payments by an equivalent of one day’s rent for each one day delay in the Commencement Date beyond June 1, 2016. If the Commencement Date has not occurred by August 1, 2016, Tenant may, at its sole option, either elect to proceed subject to Landlord’s obligation to make such penalty payments until the Commencement Date occurs, or terminate this Lease.

(b)          Tenant shall have the right, provided it is not then in default, to extend the term of the Lease for two (2) additional five (5) year terms, by written notice to Landlord not less than six (6) months prior to the expiration of the term to be renewed.   Annual Base Rent for each of the two additional five year terms shall be negotiated and mutually agreed in writing by the Parties based on then current market conditions not less than six months prior to the expiration of the term to be renewed.

(c)          The "Term" means the initial ten (10) year term and any exercised extension term(s) under this Lease.  All terms, covenants and conditions of this Lease shall remain in full force and effect during the Term, with the exception of the Annual Base Rent as provided for in Section 2(b).

(d)          The term “Lease Year” means the twelve-month period beginning on the Commencement Date and each successive twelve-month period thereafter during the Term.

Section 3.  Use of Premises.  Tenant shall use and occupy the Premises for Tenant’s business which includes general office and light storage, and for no other purpose without the Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant will operate the Premises and Tenant’s business in a manner consistent with the character and quality of Landlord’s Building.  Subject to Landlord’s Maintenance Obligations, Tenant shall keep the area of the Premises in a neat, clean and safe condition.  Tenant shall have 24-hour access to the Premises seven (7) days a week; provided, however, that in occupying the Premises, Tenant shall not operate its business so as to overburden or exceed the capacity of the utility services installed in the building within which the Premises are located.  Notwithstanding anything else contained herein, Tenant shall be permitted to park oversized vehicles and trailers in the parking lot for extended periods.

Section 4.  Minimum Base Annual Rent.  The Tenant shall pay to the Landlord, without offset, set-off or deduction for any reason other than as provided for in Section 1A, Annual Base Rent for Leased Premises during the Term, except as expressly set forth in this Lease.  The Annual Base Rent will be paid in equal monthly installments beginning on the Commencement Date, in accordance with the schedule set forth below.

The Annual Base Rent will be determined in accordance with Exhibit “D”, based upon the Landlord’s actual costs to develop and construct the Building plus a fixed 12% markup on construction costs, a portion of which shall be allocated to Tenant based on the actual square footage of space occupied by Tenant as a percent of the total square footage of the building (8640sf/14000f = 62%).  The Annual Base Rent shall increase by 3% per annum, starting on the first anniversary of the Rent Commencement Date.

*Annual Base Rent is subject to change and based upon the terms of Exhibit “D”.  Landlord retains option to build all or a portion of planned building and may phase the project in which case Tenant’s pro rata share as described in Section 6 shall be adjusted accordingly.

Section 5.  Security Deposit. Tenant shall pay Landlord a security deposit (the “Security Deposit”) on or before the Commencement Date in an amount equal to one month’s rent in Year 1 of the Term (1/12 of the Annual Base Rent in Year 1).  The Security Deposit shall be retained by Landlord in a non-interest bearing account.  Except as otherwise provided herein, Landlord shall refund the Security Deposit to Tenant within fifteen (15) days after the termination of this Lease, less any amounts reasonably required to repair or restore the Premises to the condition that existed on the Commencement Date, reasonable wear and tear excepted, or to pay or satisfy any outstanding terms or requirements of this Lease, including Tenant’s obligation to pay all Minimum Rent and Additional Rent due hereunder.

Section 6.  Common Area Charges.  Tenant shall pay, as Additional Rent, Tenant’s pro rata share of the common area maintenance charges for Landlord’s Building (“CAM”).  Tenant’s pro rata share is 62% (i.e., 8,640 sq. ft ÷ 14,000 sq. ft).  CAM includes all municipal charges and taxes assessed against the real estate upon which the Premises are located (including municipal and state-wide property tax assessments), insurance premiums for all insurance carried by the Landlord with respect to the real estate and Landlord’s Building, all common utility costs such as costs for lighting, electricity and other utility expenses charged to Landlord and not separately metered to Tenant, all common and routine maintenance costs, including routine maintenance of and snow and ice removal from the parking lot and walkways, rubbish removal for the building, routine maintenance and repairs of common areas, landscaping and lawn maintenance, maintenance and repairs to the building within which the Premises are located, and routine maintenance and repairs to the infrastructure serving the Premises (but not including maintenance and repairs which are Tenant’s individual responsibility under the terms of this Lease), and all other costs reasonably incurred by the Landlord in operating Landlord’s Building and the Property.  CAM shall exclude costs of a capital nature, including capital improvements, capital repairs, capital equipment, and capital tools, as determined under generally accepted accounting principles consistently applied (together, “Capital Repairs”), except that Landlord may include as CAM the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs of any equipment or capital improvements made by Landlord after the Building was fully assessed as a completed and occupied unit and the Lease signed, as a labor-saving measure or to accomplish other savings in operating, repairing, managing, or maintaining the Property, but only to the extent of the savings.  For the convenience of the Landlord, CAM shall be paid in monthly installments due and payable at the time of the payment of Minimum Rent.  Landlord shall determine a reasonable estimate of the CAM and shall advise Tenant of the estimated amount of CAM and Tenant’s pro rata share of CAM.  Not less frequently than once each year, Landlord shall compare the actual expense for CAM to the estimated expenses and shall provide Tenant with a statement indicating whether the estimated CAM was greater or less than the actual CAM together with supporting figures and, upon Tenant’s request, documentation.  To the extent the actual CAM was less than the estimated CAM, Landlord will credit the excess against future CAM payments due from Tenant, or if in the last year of the Lease Term, Landlord shall refund such excess to Tenant within twenty (20) days of the date of the statement.  To the extent actual CAM exceeds the estimated CAM, Tenant shall pay the difference to Landlord within twenty (20) days of the date the statement is delivered to Tenant.  Landlord will preserve the records of the actual CAM for inspection by Tenant for two (2) years from the date of the annual statement to which the receipts apply.  Landlord’s estimate of CAM for the first (1st) year of the Lease Term is included in Exhibit “H”.

Section 7.  Tenant’s Taxes.  Tenant shall pay when due all taxes assessed against the Tenant on account of the Tenant’s personal property on the Premises, and Tenant’s use and occupancy of the Premises under this Lease.  The term “when due” as used in this Lease means on or before the date Tenant will incur penalties for the failure to pay such taxes.

Section 8.  Tenant’s Maintenance and Utilities.  Subject to Landlord’s obligations under Section 13, Tenant shall operate and maintain the Leased Premises and each and every part thereof and the facilities, mechanical systems, machinery and equipment therein contained at its own cost and expense and, beginning on the Commencement Date, shall pay or cause to be paid directly all separately metered charges for water, sewer, gas, electricity, light, heat, power, telephone and any other services used, rendered or supplied upon or in connection with the Leased Premises, including, without limitation, connection fees or costs charged for the supply of such services or the installation of Tenant’s meters, and Tenant shall indemnify and save harmless Landlord on such account.  Landlord shall not be responsible for the failure of water supply, gas, heat, power, electric current, telephone or other service, or for any damage to property occasioned by the breakage, leakage or obstruction of any pipes or other leakage in or about the Leased Premises, unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. Notwithstanding the foregoing sentence, if any essential services are interrupted and such interruption does not result from Tenant’s gross negligence or willful misconduct, Tenant is entitled to an abatement of rent beginning on the later of (i) the fourth (4th) consecutive business day following such interruption, or (ii) the date when Tenant stops using the Premises because of the interruption.  If such interruption is not remedied within one hundred twenty (120) days from the date it commenced, then Tenant shall have the right to terminate this Lease.

Section 9.  Casualty Insurance.  Landlord will insure the building within which the Premises are located and all of Landlord’s personal property therein against loss by fire, in such amounts as Landlord may consider reasonable, by policies which shall include standard extended coverage endorsements.  The cost of the premiums for such insurance shall be included in the CAM.  Tenant shall be responsible for maintaining any and all insurance upon Tenant’s property in and upon the Leased Premises, by policies which shall name Landlord as an additional insured, as Landlord’s interests may appear, and Landlord shall not be held responsible for any damage thereto unless caused by Landlord’s failure to comply with Landlord’s Maintenance Obligations or Landlord’s gross negligence or willful misconduct.  Neither Tenant nor Landlord, nor their respective agents, employees or guests, shall be liable to the others for any loss or damage to the Leased Premises by fire or any other cause within the scope of such fire and extended coverage insurance, it being understood that provided any such damage is covered by existing insurance policies, the parties shall look solely to the insurer for reimbursement for such loss or damage.

Section 10.  Liability Insurance.  Tenant, at Tenant’s own cost and expense, will maintain a policy or policies of liability insurance insuring Landlord and Tenant against all claims or demands for personal injuries to or death of any person, and damage to or destruction or loss of property, which may or may be claimed to have occurred on the Leased Premises or in the vicinity of the same.  Such policies shall cover such risks and be in an amount not less than Two Million Dollars and 00/100 ($2,000,000.00) for injury to or death of any one person or for damage to or des-truction or loss of property.  Tenant shall deliver to Landlord certificates of such insurance coverage upon demand by Landlord, which certificates shall name Landlord as an additional insured.

Landlord, at Landlord’s own cost and expense, will maintain a policy or policies of liability insurance insuring Landlord and Tenant against all claims or demands for personal injuries to or death of any person, and damage to or destruction or loss of property, which may or may be claimed to have occurred on the Property or in the vicinity of the same.  Such policies shall cover such risks and be in an amount not less than Two Million Dollars and 00/100 ($2,000,000.00) for injury to or death of any one person or for damage to or destruction or loss of property.  Landlord shall deliver to Tenant certificates of such insurance coverage upon demand by Tenant, which certificates shall name Tenant as an additional insured.

Section 11.  Net Lease.  It is understood and agreed that the Minimum Rent and Additional Rent to be paid to Landlord by Tenant hereunder shall be absolutely net to the Landlord, and this Lease shall be interpreted and construed to that effect.

Section 12.  Alterations.

(a)
Except as hereinafter expressly provided, Tenant shall not make or permit to be made any alterations, additions, changes or improvements in or to the Leased Premises or any part thereof costing in excess of five thousand Dollars ($5,000.00) without first obtaining the written consent of Landlord thereto (which consent Landlord agrees not to unreasonably withhold, condition or delay, provided Tenant is then in compliance with each and every term, covenant and condition in this Lease and, with respect to such alterations, additions, changes or improvements, has provided Landlord with such liability insurance policies and/or surety bonds as Landlord may reasonably request).  Landlord shall inform Tenant at the time it gives such consent whether or not Tenant will be required to remove such alterations, additions, changes or improvements in or to the Leased Premises at the time the Lease terminates.

(b)
Before requesting Landlord’s consent, Tenant shall submit to Landlord detailed plans and specifications in duplicate of such proposed alterations, changes, additions or improvements, one of which copies may be retained by Landlord.  Landlord shall be entitled to condition its consent to any such alterations, additions, changes, or improvements, upon Tenant providing Landlord with reasonable evidence of the approval of such alterations, additions, changes or improvements by any and all municipal, state, federal or other governmental or other authorities, offices and departments now existing or hereafter created having jurisdiction over the Premises, and of the Board of Fire Underwriters or other like body, which approvals Tenant shall obtain at its own cost and expense.  Landlord agrees to co-sign all applications necessary for such approvals

(c)
Landlord, its architect, agents and employees, shall, upon reasonable notice, have the right to enter upon the Leased Premises in a reasonable manner and at all reasonable times during the course of any such alterations, additions, changes or improvements for the purpose of inspection and of finding out whether such work conforms to the approved plans and specifications and with the agreements herein contained.

(d)
Any and all alterations, additions, improvements and changes made by Tenant at any time and all governmental approvals therefor shall immediately be and become the property of Landlord without any payment therefor by Landlord; provided, however, that it is expressly understood and agreed that any trade fixtures or other fixtures added by Tenant (other than those which are required by the terms of this Lease to be provided by Tenant as a result of its obligation to repair or replace property furnished by Landlord) shall remain the property of Tenant and may be removed by Tenant, at Tenant’s expense, upon the expiration or earlier termination of this Lease, provided that any damage caused thereby is immediately repaired by Tenant.

(e)
Tenant, at its own cost and expense, will cause any and all mechanics’ liens and perfections of the same which may be filed against the Leased Premises to be paid and satisfied of record within forty-five (45) days after Landlord shall send to Tenant written notice by registered mail of the filing of any notice thereof against the Premises or the owner, for or purporting to be for labor or materials alleged to be furnished or to be charged by or for Tenant at the Leased Premises, or will bond such mechanics’ liens and use its good faith efforts to have such liens discharged by an order of a court of competent jurisdiction within said forty-five (45) day period.

(f)
Any alterations, improvements or other work once begun must be prosecuted with reasonable diligence to completion and, subject to the provisions of Subsection 12(e), above, be paid for by Tenant in full, free and clear of liens or encumbrances against the Leased Premises or Landlord, and must be performed in all respects in accordance with law.

Section 13.  Repairs, Replacements.  Tenant will inspect and become familiar with the condition of the Leased Premises on or before the Commencement Date, and Tenant shall either notify Landlord of any objections to the condition of the Leased Premises pursuant to Section 1A or take and accept the same “as is,” with no further representations or warranties of any kind with respect to the quality of the Premises or the suitability of the Premises for Tenant’s intended use.  Landlord shall be responsible for maintaining and repairing the exterior and structural components of the building within which the Premises are located, the cost of which shall be allocable as CAM in accordance with Section 6 of this Lease and for all Capital Repairs (together, “Landlord’s Maintenance Obligations”).  Tenant shall make all routine maintenance, routine repairs and routine replacements to the interior portions of the Leased Premises and its systems as may be reasonably required to place, keep and maintain the same in good order and state of repair, including repairs to any glass which may become broken.  Tenant shall perform or cause to be performed regular periodic and preventative maintenance on the heating, air conditioning, plumbing and similar systems and on all machinery and equipment located wholly within the Leased Premises, and shall at all times keep the Leased Premises and such systems, machinery and equipment clean and in good order and repair, subject to Landlord’s Maintenance Obligations.  Landlord will have the right to cause its agents to inspect the Leased Premises in a reasonable manner, upon reasonable notice, and at all reasonable times to assure that Tenant is complying with its duties to repair, replace and maintain hereunder.  Any defect or deficiency noted as a result of such inspection shall be reported to Tenant and, provided such defect or deficiency is Tenant’s responsibility as specified herein, unless the same is corrected and remedied forthwith by Tenant, Landlord shall have the right to correct and remedy the same, at Tenant’s expense, and the costs of doing so shall immediately be paid by Tenant to Landlord, as Additional Rent.  Tenant shall notify Landlord of any defect or deficiency noted by Tenant with respect to Landlord’s Maintenance Obligations and Landlord shall promptly correct and remedy the same, at Landlord’s expense.

Section 14.  Tenant and Landlord to Comply with Laws, etc.  Tenant shall and will at its own cost and expense promptly execute and comply with any and all requirements at any time affecting the Leased Premises imposed by any present or future, foreseen or unforeseen, law, statute, or governmental authority now existing or hereafter created (excluding, however, any violations existing, entered or filed against or noticed with respect to the Leased Premises on or before the Commencement Date), relating to changes or requirements uniquely incidental to or the result of any use or occupation of the Premises by Tenant.  Tenant shall further so comply with each and every rule, order and requirement of any federal, state, municipal, legislative, executive, judicial or other governmental body, commissioner or officer or of any bureau or department thereof, whether now existing or hereafter created, having jurisdiction over the Leased Premises or any part thereof, or exercising any power relative thereto or to the owners, tenants or occupants thereof provided, however, that such compliance shall not require Tenant to undertake any actions that are the Landlord’s responsibility pursuant to the Landlord’s Maintenance Obligations or the following paragraph.

Landlord shall and will at its own cost and expense promptly execute and comply with, or cause other tenants at the Property to execute and comply with as required by such tenants’ leases, any and all requirements at any time affecting the Property imposed by any present or future, foreseen or unforeseen, law, statute, or governmental authority now existing or hereafter created.  Landlord shall further so comply with each and every rule, order and requirement of any federal, state, municipal, legislative, executive, judicial or other governmental body, commissioner or officer or of any bureau or department thereof, whether now existing or hereafter created, having jurisdiction over the Property or any part thereof, or exercising any power relative thereto or to the owners, tenants or occupants thereof other than those as to which compliance is the obligation of Tenant as described in the above-paragraph or of other tenants at the Property pursuant to the terms of their leases.

Section 15.  No Waiver.  The failure of Landlord to insist in any one or more instances upon the strict performance of any of the terms, covenants, conditions and agreements of this Lease, or to exercise any option herein conferred, shall not be considered as waiving or relinquishing for the future any such terms, covenants or conditions, agreements or options, but the same shall continue and shall remain in full force and effect; and the receipt of any rent or any part thereof, whether the rent be that specifically reserved or that which may become payable under any of the covenants herein contained, and whether the same be received from Tenant or from any one claiming under or through Tenant or otherwise shall not be deemed to operate as a waiver of the rights of Landlord to enforce the payment of rent or charges of any kind previously due or which may thereafter become due, or the right to terminate this Lease and to recover possession of the Premises by summary proceedings or otherwise, as Landlord may deem proper, or to exercise any of the rights or remedies reserved to Landlord hereunder or which Landlord may have at law, in equity or otherwise.

Section 16.  Landlord’s Right of Access.  Landlord or Landlord’s agents shall have the right to enter the Premises upon reasonable prior notice and in a reasonable manner during normal business hours to examine the same, and to show them to prospective purchasers, mortgagees, or, during the last three (3) months of the Term, lessees.  In so doing, Landlord shall use commercially reasonable efforts to minimize interruption of or interference with Tenant’s operations.  Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair, of the Leased Premises or any part thereof, other than as herein expressly provided.

Section 17.  Priority of Mortgages.  This Lease and any assignment or sublet undertaken pursuant to Section 18 hereof shall automatically and without further act or deed be and remain subject and subordinate to any existing mortgage and any mortgage or mortgages that may hereafter be placed against the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof.  Tenant will execute estoppel certificates and Subordination and Non-Disturbance Agreements in such reasonable form as may be requested in connection with such mortgages.

Section 18.  Assignment, Subletting.  Without the prior written consent of Landlord (which consent Landlord shall not unreasonably withhold, condition or delay, due consideration being given to the experience of the proposed assignee or subtenant in the conduct of businesses permitted by this Lease and also to the financial stature of such proposed assignee or subtenant), neither Tenant, nor Tenant’s legal representatives or successors in interest shall assign this Lease, by operation of law or otherwise, or sublet the whole or any part of the Leased Premises; and no assignment shall in any way release Tenant from its primary obligations to Landlord, or limit or otherwise reduce its liability to Landlord.  Without limitation, the term “assign” as used herein, shall include:  (i) an assignment of a part interest in this Lease or a part interest in the Premises; and (ii) any merger, consolidation, transfer (singly or in combination) of shares or interests constituting more than half of the total shares or interests outstanding or any other transaction the effect of which is directly or indirectly to transfer to any third party the benefits of this Lease unless the surviving entity following such merger, consolidation, transfer or other transaction has an equal or better creditworthiness than Tenant immediately prior to such transaction.  Landlord shall consent to Tenant’s assignment of its rights under this Lease: (a) to a any entity controlled by, or under common control with,  Tenant (“control” meaning the right to vote more than 50% of the voting rights of the entity); or (b) as security in favor of any bank or lending institution to secure any loan or other financial accommodation by such bank or lending institution to Tenant, provided that such assignment shall not encumber, and shall remain subordinate to, the interest of Landlord or Landlord’s mortgagee in the Leased Premises and that such collateral assignment shall be consistent with the terms of this Lease, and provided, further, that Landlord and such mortgagee shall enter into a written agreement to that effect, in form reasonably satisfactory to Landlord.

Section 19.  Damage or Destruction.  If the Premises, Common Areas or infrastructure required for Tenant’s use of the Premises (together, the “Relevant Space”) are damaged by fire or by any other cause, the following provisions shall apply:

(a)
If the damage is to such extent that the restoration thereof cannot be completed within one hundred twenty (120) days, as mutually agreed by the Parties,, Landlord or Tenant may, no later than sixty (60) days following the damage, give a notice to the other Party stating that it elects to terminate this Lease.  If such notice shall be given:  (i) this Lease shall terminate on the third day after the giving of said notice; (ii) Tenant shall surrender possession of the Premises within a reasonable time thereafter; and (iii) all rent shall be apportioned as of the date of such surrender and any rent paid for any period beyond said date shall be repaid to Tenant.

(b)
If the restoration can be completed in less than one hundred twenty (120) days, as  mutually agreed to by the Parties, Landlord shall restore the Premises with reasonable promptness, subject to delays beyond Landlord’s control, and Tenant shall not have the right to terminate this Lease on account of such damage (unless such restoration cannot be completed within one hundred twenty (120) days of the date of casualty, in which event Tenant will have the right to terminate this Lease forthwith, by written notice to Landlord).

(c)
If the damage described in either clause (a) or (b) above occurs during the last twelve (12) months of the Term, then Tenant may, no later than sixty (60) days following the damage, give a notice to the other Party stating that it elects to terminate this Lease.  If such notice shall be given:  (i) this Lease shall terminate on the third day after the giving of said notice; (ii) Tenant shall surrender possession of the Premises within a reasonable time thereafter; and (iii) all rent shall be apportioned as of the date of such surrender and any rent paid for any period beyond said date shall be repaid to Tenant.

Landlord need not restore fixtures, improvements or other property of Tenant unless such damage is caused by Landlord’s gross negligence or willful misconduct.

In any case in which the use of the Premises is affected by any such damage, there shall be either an abatement or a reduction in rent during the period for which the Premises are not reasonably usable for the purposes for which they are leased hereunder, the amount of such abatement or reduction to fairly and appropriately reflect the degree to which Tenant is thereby prevented from using the Premises for such purposes.  The words “restoration” and “restore” as used in this Section shall include repairs.

Section 20.  Eminent Domain.  If, at any time during the term of this Lease, title to a substantial portion of the Premises (meaning thereby so much as shall render the remaining portion substantially unusable by the Tenant for its business purposes without material dimunition) shall be taken by exercise of the right to condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right (all such proceedings being collectively referred to as a “Taking”), this Lease shall terminate and expire on the date of such Taking and rent shall be apportioned and paid to the date of such Taking.  Except as expressly set forth below, any award for the value of the Premises, land, buildings and improvements, and loss of rent from Tenant, shall belong to Landlord, and Tenant shall not be entitled to share in any such award.  To the extent such compensation award or recovery to Tenant does not diminish the amount of the compensation award or recovery otherwise awardable to Landlord, Tenant shall have the right to claim and recover from the condemning authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of any condemnation, for and on account of any cost or loss to which Tenant might be put in relocating its business or removing Tenant’s merchandise, furniture, fixtures and equipment from the Premises, for any cost or loss to Tenant’s improvements, or for loss of the value, if any, of Tenant’s leasehold interest at the time of the Taking.

If the title to less than a “substantial portion” of the Premises shall be taken in condemnation so that the business conducted on said Premises can be continued without material diminution, this Lease shall continue in full force and effect.  If the Taking does not amount to a substantial portion but does materially adversely affect the Tenant’s ability to conduct its business, then Tenant shall have the right to terminate this Lease, and the rent from and after the date of the vesting of title in the condemnor shall be equitably adjusted to reflect the diminished value of the Premises to the Tenant as a direct result of the condemnation prior to such termination.

Section 21.  Indemnity.  Tenant shall indemnify and save harmless Landlord from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of every kind and nature, including Landlord’s costs and reasonable attorneys’ fees, suffered or incurred as a result of any breach by Tenant, its agents, servants, employees, visitors or licensees of any covenant or condition of this Lease, or as a result of Tenant’s use or occupancy of the Leased Premises, or the carelessness, negligence or improper conduct of Tenant, its agents, servants, employees, visitors or licensees; provided, however, that it is understood and agreed that the obligations of Tenant hereunder shall not extend to the gross negligence or willful misconduct of Landlord, its employees, agents or representatives or to any consequential damages or lost profits.

Landlord shall indemnify and save harmless Tenant from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of every kind and nature, including Tenant’s costs and reasonable attorneys’ fees, suffered or incurred as a result of any breach by Landlord, its agents, servants, employees, visitors or licensees of any covenant or condition of this Lease, or as a result of Landlord’s use or occupancy of the Common Areas or any unused portion of the Landlord’s Building or the carelessness, negligence or improper conduct of Landlord, its agents, servants, employees, visitors or licensees; provided, however, that it is understood and agreed that the obligations of Landlord hereunder shall not extend to the gross negligence or willful misconduct of Tenant, its employees, agents or representatives or to any consequential damages or lost profits.

Section 22.  Events of Default, Remedies, Damages.

(a)	Each of the following shall constitute an Event of Default:

(i)
Tenant shall fail to pay when and as due any Minimum Rent or Additional Rent payable under this Lease, and such default shall continue for a period of ten (10) days after written notice of such default from Landlord to Tenant; or

(ii)
Tenant shall fail to perform or comply with any of the agreements, terms, covenants or conditions in this Lease, other than those referred to in Subsection 22(a), for a period of thirty (30) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default or contingency which cannot with due diligence be cured within said thirty (30) day period, Tenant shall fail to commence within said thirty (30) day period the steps necessary to cure the same and thereafter to prosecute the curing of such default with due diligence (it being understood that the time of Tenant within which to cure shall be extended for such period as may be necessary to complete the same with all due diligence); or

(iii)
Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant or Tenant shall make any assignment for the benefit of Tenant’s creditors, or Tenant shall vacate the Premises.

(b)
For so long as an Event of Default shall exist and be continuing, Landlord may give written notice to Tenant specifying the Event of Default and stating that Tenant’s rights to the possession, use and occupancy of the Premises under this Lease shall expire and terminate on the date specified in such notice, which date shall be at least ten (10) days after the giving of notice, and upon the date so specified, all rights of Tenant under this Lease shall so expire and terminate unless Tenant cures such default within such ten (10) day period.

(i)
Upon termination of Tenant’s rights to possession, use and occupancy of the Premises under this Lease in accordance with the provisions of Subsection 22(b), above, Landlord shall by prompt written notice to Tenant elect to receive from Tenant either the damages specified below in Subsection 22(c)(i) or Subsection 22(c)(ii).

(ii)
Tenant shall pay Landlord an amount equal to:  (x) any Minimum Rent, Additional Rent and any damages which shall have been due or sustained prior to such termination, all reasonable costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Landlord in pursuit of its remedies hereunder; plus an additional amount equal to (y) the present worth (as of the date of such termination) of the Minimum Rent and Additional Rent which, but for such termination of this Lease, would have become due during the remainder of the term as then constituted; less (z) the fair rental value of the Premises as of the date of such termination, as reasonably determined by an independent real estate appraiser selected by Landlord.  Such damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the rate set forth below in Section 31 until paid.  For purposes of this clause, “present worth” shall be computed by discounting such Minimum Rent and Additional Rent to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank of Boston; or

(iii)
Tenant shall pay Landlord an amount equal to:  (x) any Minimum Rent, Additional Rent and any damages which shall have been due or sustained prior to such termination, all reasonable costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Landlord in pursuit of its remedies hereunder or in thereafter renting the Premises to others from time to time (which costs may include preparing the Premises for re-letting and of re-letting the Premises); plus (y) an amount equal to the Minimum Rent and Additional Rent which, but for such termination would have become due during the remainder of the term as then constituted, less the amount of Minimum Rent and Additional Rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord).  Any payments due under clause (x) of this Subsection 22(c)(ii) shall be immediately due and payable.  Payments due under clause (y) of this Subsection 22(c)(ii) shall be due and payable in monthly installments, in advance, on the first day of each calendar month following termination of this Lease and continuing until the date on which the term would have expired but for such termination, provided, however, that in the event Tenant fails to pay such installments as and when due then the entire amount of such installments shall become immediately due and payable in full, discounted to present value as provided in Subsection 22(c)(i) above, at the option of Landlord.

The failure by Landlord to provide such notice shall constitute an election by Landlord to receive the damages specified in Subsection 22(c)(ii).  If Landlord elects to receive the damages specified in Subsection 22(c)(ii), Landlord shall mitigate its damage by making commercially reasonable efforts to relet the Premises on reasonable terms.  If Landlord relets for a period of time longer than the current  Term, then any special concessions given to the new tenant shall be allocated throughout the entire reletting term to not unduly reduce the amount of consideration received by Landlord from such new tenant during the remaining period of Tenant's Term.

Upon any termination of this Lease, Tenant shall immediately vacate the Premises and surrender the same to Landlord in the same condition as received, reasonable wear and tear and casualty excepted.  In the event Tenant fails to so vacate and surrender the premises, Tenant shall pay all costs reasonably incurred by Landlord in requiring Tenant to vacate, including reasonable attorneys’ fees and disbursements and, further, will pay Landlord a daily occupancy charge equal to one hundred twenty-five percent (125%) of the average daily rental payable by Tenant during the most recent Lease Agreement year until Tenant vacates the Premises as provided in the terms of this Lease.  Tenant expressly agrees that, for so long as any Event of Default shall exist and be continuing, Landlord shall have the right to immediately regain possession of the Premises and to exclude Tenant from further use, occupancy and enjoyment thereof, and Tenant waives any and all claims which it may have against Landlord, regardless of when the same arise, on account of such regaining of possession by Landlord or such exclusion.  Upon the termination of this Lease, Tenant will remove all goods and effects not the property of Landlord, at Tenant’s expense.  Any damage thereby caused to the Premises shall be promptly repaired by Tenant, at Tenant’s expense.  At Landlord’s option, any goods and effects not so removed shall be deemed abandoned by Tenant and thereupon shall become the sole property of Landlord.  In the event Tenant shall fail or refuse to vacate the Premises without breach of the peace after termination, Landlord may obtain a court order for the payment of rent into court in accordance with the terms of 12 V.S.A. § 4853a.  Landlord shall also have all other rights and remedies as may be available under applicable law at the time of the occurrence of the Event of Default.

Section 23.  Signs.  Tenant shall not install or display any sign, logo or advertising medium on the outside of the Premises or any other portion of Landlord’s property unless Landlord shall have given its prior consent to the sign, display or advertising medium, which consent shall not be unreasonably withheld or delayed, and Tenant shall have obtained from such others including government authorities and agencies with or claiming jurisdiction over the Premises all necessary permits and approvals for the proposed sign, display or advertising medium.  If Landlord chooses to install one common sign for entire Landlord’s Building, Tenant will pay pro rata share of available signage.

Section 24.  Broker Commission.  The parties hereto warrant and represent to each other that they have no knowledge of any other real estate broker or agent to whom a commission may be payable as a result of this transaction or any such knowledge of any other finder’s fees or commissions related thereto.  Each party agrees to indemnify and hold harmless the other for all claims or demands of any real estate agent or broker claiming by, through, or under such party.  This indemnification shall also include payment of costs and attorneys’ fees incurred by a party in defense of a claim for such real estate commissions or fees.

Section 25.  Environmental Covenants.  Tenant shall comply with all environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to “hazardous substances.”  Tenant shall unconditionally, absolutely and irrevocably agree to indemnify, defend and hold harmless Landlord and its officers, employees, agents, and contractors, from and against and to pay in full on demand by Landlord all loss, cost and expense (including, without limitation, attorneys’ fees and disbursements and fees of other professionals advising Landlord) of whatever nature suffered or incurred by Landlord on account of the existence on the Leased Premises, or the release or discharge from the Leased Premises, of hazardous substances caused by Tenant or its employees, agents, licensees and subcontractors after the Commencement Date,” including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action by any party against Tenant, Landlord or the Leased Premises based upon nuisance, negligence or other tort theory alleging liability due to the improper generation, storage, disposal, removal, transportation or treatment of hazardous substances by Tenant or its employees, agents, licensees and subcontractors, or the imposition of a lien on any part of the Leased Premises under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq., as amended (“CERCLA”), and the Vermont Waste Management Statutes, Vt. Stat. Ann. Title 10, Ch. 159, or any other laws pursuant to which a lien or liability may be imposed on Landlord due to the existence of hazardous substances by Tenant or its employees, agents, licensees and subcontractors.

Landlord shall comply with all environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to hazardous substances,  Landlord shall unconditionally, absolutely and irrevocably agree to indemnify, defend and hold harmless Tenant and its officers, employees, agents, and contractors, from and against and to pay in full on demand by Tenant all loss, cost and expense (including, without limitation, attorneys’ fees and disbursements and fees of other professionals advising Tenant) of whatever nature suffered or incurred by Tenant on account of the existence on the Property, or the release or discharge from the Property, of hazardous substances prior to the Commencement Date or caused by Landlord or its employees, agents, licensees and subcontractors after the Commencement Date,” including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action by any party against Tenant, Landlord, the Property or the Leased Premises based upon nuisance, negligence or other tort theory alleging liability due to the improper generation, storage, disposal, removal, transportation or treatment of hazardous substances by Landlord or its employees, agents, licensees and subcontractors, or the imposition of a lien on any part of the Property under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq., as amended (“CERCLA”), and the Vermont Waste Management Statutes, Vt. Stat. Ann. Title 10, Ch. 159, or any other laws pursuant to which a lien or liability may be imposed on Tenant due to the existence of hazardous substances by Landlord or its employees, agents, licensees and subcontractors.

Section 26.  Lease Not to be Recorded.  Tenant agrees not to record this Lease except at the express request of Landlord, at the option of Landlord; provided, however, that the parties expressly agree that a notice or memorandum of lease complying with the terms of 27 V.S.A. Section 341(c) and signed by both of them, may be recorded by either Landlord or Tenant.  Each Party agrees to sign such a notice or memorandum promptly upon the request of the other Party.

Section 27.  Quiet Enjoyment.  Landlord covenants that the said Tenant, on paying all rent required to be paid by Tenant, and observing and performing all covenants and undertakings by Tenant to be performed hereunder, shall and may peaceably have and enjoy said Premises for the term aforesaid in accordance with the terms of this Lease.

Section 28.  Notices.  Any notice or other communication to be given hereunder shall be in writing and mailed or telecopied to such party at the address or number set forth below:

If to Landlord:	Malone US Route 2 Waterbury Properties, LLC
c/o Malone Properties, Inc.
122 Gallison Hill Road
Montpelier, VT  05602
Telephone (802) 223-9954
Telecopier (802) 223-9023

With a copy to:	Robert H. Rushford, Esq.
Gravel and Shea
76 St. Paul Street, 7th Floor
P. O. Box 369
Burlington, VT  05402-0369
Telephone No.:  (802) 658-0220
Telecopier No.:  (802) 658-1456

If to Tenant:	Solar Communities, Inc. dba Sun Common
Attn:  Duane Peterson, President
Waterbury, VT  05676
Telephone No.:  (802) 882-8181
Telecopier No.:  (866) 536-7209

With a copy to:	Molly K. Langan, Esq.
Dinse, Knapp & McAndrew, P.C.
209 Battery Street
P. O. Box 988
Burlington, VT  05402-0988
Telephone No.:  (802) 864-5751
Telecopier No.:  (802) 859-8730

or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section.  Any such notice or other communication shall be deemed given:  (i) if mailed, three (3) business days after  deposited in the mail, properly addressed and with postage prepaid; or (ii) if sent by telecopy, when transmitted.

Section 29.  Disclaimer for Security.  Tenant acknowledges that neither Landlord’s Building nor the Premises are furnished with a security system and Tenant, if it so desires, shall be responsible, at its own cost and expense, for installing a security system and or other security measures for the protection of the Premises and Tenant’s personal property stored therein.  The Landlord shall not be held liable for any loss or damage to Tenant’s personal property, fixtures or fit-up by reason of failure to provide adequate security or ineffectiveness of security measures undertaken.  Tenant acknowledges that the Landlord is not an insurer and Tenant assumes all risk of loss to its personal property, fixtures and fit-up, and further acknowledge that neither the Landlord nor its agents have made any representation or warranty, nor has Tenant relied upon any representation or warranty, express or implied, including any warranty of merchantability or fitness for any particular purpose relative to any security measures recommended or undertaken.

Section 30.  Waiver of Rule of Construction.  The parties waive the benefit of any rule that this Lease is to be construed strictly against one party or the other.

Section 31.  Delinquent Rent and Additional Rent.  If Tenant shall fail to pay any Minimum Rent or any Additional Rent within ten (10) days of when the same is due and payable hereunder, the unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of 1-1/2% per month; provided, however, that if such rate is higher than the maximum rate of interest allowed under applicable law, the interest payable hereunder shall be the maximum rate allowed.

Section 32.  Holding Over.  Any holding over after the expiration of the term hereof shall be construed to be a tenancy from month to month only, at the rate of one hundred twenty-five percent (125%) of the rent in effect immediately prior to such expiration (prorated on a daily basis) and otherwise on the terms and conditions herein specified so far as applicable.

Section 33.  Force Majeure.  In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder, by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act or default of the other party, war or other reason beyond its control which is not the fault of the non-performing Party, and the non-performing party has been unable to overcome the act or event by the exercise of due diligence (together, “Force Majeure”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  “Force Majeure” specifically excludes economic hardship, changes in market conditions, insufficiency of funds, unavailability of equipment or supplies, or, except as provided above, strike, work-to-rule action, go-slow or other labor disturbances.

Section 34.  Successors and Assigns.  All the terms and conditions of this Lease shall be binding upon and shall inure to the benefit of the legal representatives, successors and permitted assigns of the parties hereto.  The term “Landlord” means only the owner of the Leased Premises for the time, and upon any transfer of title to the Leased Premises, the transferor shall automatically be relieved of all further liability under this Lease arising after the date of transfer, and the transferee shall automatically be and become responsible for all obligations of Landlord hereunder.

Section 35.  Termination.  On the termination date of the Term, Tenant shall:  (a) immediately vacate the Premises and surrender the same to Landlord; (b) repair all damage to the Premises and the fixtures and personal property of Landlord located on the Premises caused by Tenant’s removal of its furniture and trade fixtures; and (c) at the option of Landlord either:  (i) abandon all improvements, alterations and modifications made by Tenant to the Leased Premises prior to the date of termination if Landlord indicated at the time of approval of the same that they would become the property of Landlord at the end of the Lease Term, in which event such improvements, alterations and modifications shall be and become, without further action on the part of Tenant, the property of Landlord, free and clear of all claims by Tenant and any person claiming by, through or under Tenant; or (ii) remove said improvements, alterations and modifications if Landlord indicated at the time of approval of the same that Tenant would have to remove them from the Premises at the end of the Lease Term, and restore the Premises to the same condition which existed on the Commencement Date, reasonable wear and tear excepted.

The Parties’ mutual obligation to indemnify under Section 21 and under Section 25 shall survive the termination or expiration of this Lease.

Section 36. Landlord Not Personally Liable.  If Landlord or any successor in interest of Landlord is a mortgagee, or an individual, joint venture, tenancy in common, corporation, limited liability company, firm or partnership, general or limited, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such mortgagee or such individual or on the part of the members of such corporation, limited liability company, firm, partnership or joint venture with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord or such successor in interest in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by Landlord’s successor of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

Section 37.  Authorization and Binding Effect of Agreement.  The execution, delivery and performance of this Lease and each other document or instrument required to be delivered pursuant hereto by the Tenant and the Landlord have been duly authorized by their respective Boards of Directors and by their respective shareholders, and this Lease and each other document or instrument required to be delivered pursuant hereto is the legal, valid and binding obligation of the Tenant and the Landlord and is enforceable against the Tenant and the Landlord in accordance with its respective terms; subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

Section 38.  Entire Agreement, Applicable Law.  This Lease with any exhibits and riders attached hereto contains the entire agreement of the parties and no representations, inducements, promises or agreements not embodied herein shall be of any force or effect, unless the same are in writing and signed by or on behalf of the party to be charged.  The captions of particular Sections are inserted as a matter of convenience only and are in no way to affect or define the scope or intent of this Lease or any provision thereof.  This Lease shall be governed by and interpreted in accordance with the laws of the State of Vermont.

Section 39.  No Option.  Submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery of this Lease by Landlord and Tenant.

Section 40.     Landlord’s Representations and Warranties.  Landlord represents and warrants to the best of its knowledge as follows which representations and warranties will be true and correct as of the Commencement Date as well:

(a)          Landlord is duly organized and in good standing under the laws of the State of Vermont.

(b)          Landlord has been duly authorized and has the full power, right and authority to enter into this Lease and to perform all of its obligations under this Lease and to execute and deliver all documents required by this Lease, and neither this Lease nor the transactions contemplated hereby constitute a violation or breach of Landlord's operating agreement.

(c)          Landlord has good and marketable title to the Property, subject only to the encumbrances set forth in Exhibit A-1 attached hereto.

(d)          The Property is in conformity with all applicable zoning, subdivision, Act 250, environmental, building, land use, sign, fire and safety, handicapped access and health laws, regulations and codes of governmental authorities having jurisdiction over the Property and with any applicable covenants or restrictions.

(e)          Landlord (or its predecessor(s)) has obtained all governmental permits, approvals, entitlements, or other authorizations required for the construction, use and operation of the Property, and the Property is in compliance with all of the conditions and requirements of such authorizations.

(f)        The Property is presently zoned _______________________ under the Town of Waterbury Land Zoning Regulations; Landlord has no knowledge of any pending or threatened proceedings to change the zoning of the Property, either with respect to use or dimensional limitations.

(g)          Landlord has no knowledge of any pending or threatened condemnation proceedings or other proceedings in the nature of eminent domain in connection with the Property.

(h)          Landlord has no knowledge of any special or general assessment levied, pending or threatened against the Property.

(i)          All basic public utilities (water, sewer, electricity) required for the operation and use of the Premises are or will be connected to the Building on or before the Commencement Date.

(j)          There are no litigation or proceedings pending, or to Landlord's knowledge threatened, against or relating to the Premises.

(k)          Landlord is fully familiar with the present uses of the Property and it has no knowledge that any hazardous substances (as defined in Section 25) has ever been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, or disposed of at the Property except in compliance with applicable federal, state and local laws, ordinances, rules and regulations, that any release or discharge of any hazardous material has occurred on, at, to or from the Property, except in compliance with laws as aforesaid, that any hazardous material exists on the Property, except in compliance with laws as aforesaid, that any condition currently exists which poses a substantial likelihood of such a release or discharge, and that any litigation or proceedings are pending or threatened alleging a violation of federal, state or local laws, ordinances, rules or regulations pertaining to hazardous substances or the existence, release or discharge of hazardous substances at, on, from, or to the Property.

41.          Right to Maintain Solar PV Installations.  Tenant shall have the right to build, own, and operate solar photovoltaic installations on the roof of Landlord’s Building and elsewhere in the Common Areas at its sole expense provided the same do not materially interfere with the use, maintenance and operation of such areas by Landlord or other tenants of Landlord’s Building.  If Tenant removes any such installations, Tenant shall restore the Building and/or Common Areas to their original condition, utilizing professional roofing contractors.

IN WITNESS WHEREOF, the parties, as evidenced by the signatures of their duly authorized agents, do hereby execute this Lease as of the ____ day of _______________, 2015.

IN PRESENCE OF:	MALONE US ROUTE 2 WATERBURY
PROPERTIES, LLC

By:
Witness	Patrick Malone,
Duly Authorized Agent

STATE OF VERMONT
COUNTY OF __________________, SS.

On this _____ day of ________________, 2015, personally appeared PATRICK MALONE, Duly Authorized Agent of MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC, to me known to be the person who executed the foregoing instrument, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC.

Before me,
Notary Public

My commission expires: ____________

IN WITNESS WHEREOF, the parties, as evidenced by the signatures of their duly authorized agents, do hereby execute this Lease as of the ____ day of _______________, 2015.

IN PRESENCE OF:	SOLAR COMMUNITIES, INC. DBA
SUNCOMMON

By:
Witness
Duly Authorized Agent

STATE OF VERMONT
COUNTY OF _________________, SS.

On this _____ day of ________________, 2015, personally appeared ____________________, Duly Authorized Agent of SOLAR COMMUNITIES, INC. DBA SUNCOMMON, to me known to be the person who executed the foregoing instrument, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of SOLAR COMMUNITIES, INC. DBA SUNCOMMON.

Before me,
Notary Public

Notary commission issued in ______________ County
My commission expires: ____________

Exhibit “A”

Property Site Plan

Exhibit “B”

Floor Plan of Premises

Exhibit “C”

Building Specifications

Exhibit “D”

COMPUTATION OF COST OF INITIAL CONSTRUCTION
AND ANNUAL BASE RENT FOR INITIAL TEN (10) YEAR TERM

The Annual Base Rent will be determined not less than 10 days prior to the Commencement Date based upon Landlord’s actual costs to develop and construct the Building plus a fixed mark up on certain such costs (the “Initial Construction Cost”), as further defined below.  A portion of the Initial Construction Cost shall be allocated to Tenant based on the square footage of space leased by Tenant as a percent of the total square footage of the Building (8,640sf/14,000f = 62%).  The Annual Base Rent will be determined by dividing the Tenant portion of the Initial Construction Cost by the initial Term of the lease (10 years). The Annual Base Rent shall increase by 3% per annum, starting on the first anniversary of the Rent Commencement Date.

The Initial Construction Cost will include the line items listed in Exhibit “E”, grouped into two categories:  Construction Costs and Development Costs.

All Construction Costs will be determined based on actual cost from vendors, suppliers or sub-contractors, or actual costs incurred by Landlord for self-performed work based on the labor and equipment rates in the Rate Sheet attached below, plus a markup of twelve percent (12%) to cover Landlord’s overhead and administrative expenses.

All Development Costs will be determined based on actual costs from vendors, suppliers or sub-contractors, or actual costs incurred by Landlord for self-performed work based on the labor and equipment rates in the Rate Sheet attached below, with no additional mark up.

All Construction and Development Costs will be based on actual invoices from vendors, suppliers and sub-contractors, and time sheets prepared by Landlord for self-performed work, with one exception:  The total cost of the Land (including acquisition and holding costs) will be fixed at three-hundred and fifty thousand dollars ($350,000.00).

For purposes of determining the Annual Base Rent, 62% of all Construction and Development Costs will be allocated to Tenant based on the square footage of space leased by Tenant as a percent of the total square footage of the Building (8,640sf/14,000f = 62%), EXCEPT FOR the following items which shall be allocated 100% to Tenant:
a)	MEP Design costs,
b)	Additions to the Building specifications requested by Tenant to increase energy efficiency and reduce energy usage (identified as Net Zero Adders in Exhibit “E”,
c)	Electrical service specific to Tenant’s Premises (cost to bring electrical service from the street to the main electrical panel on the Building will be shared pro rata by Landlord and Tenant)
d)
Other Construction Costs that relate specifically to interior build out and fit up of Tenant’s Premises, in the event that Landlord chooses not to finish the build out and fit up of the space not leased by Tenant in the Initial Construction.

Annual Base Rent will be calculated by dividing the Initial Construction Costs allocated to Tenant by the length of the initial Term of the lease in years.  For example purposes only, a calculation of the Annual Base Rent based on the Budget Estimate in Exhibit “E” and the ten years lease term is provided here:

Initial Construction Costs allocated to Tenant:     $1,896,632 ÷ 10 = $189,663 Annual Base Rent

Cost Management and Tracking:  During the Initial Construction period, Landlord shall provide Tenant with the following at periodic intervals of not more than one month:
a)
an accounting of actual costs incurred plus mark up where applicable for the line items in the Budgetary Estimate in Exhibit “E”, for the period and in total since commencement of the Initial Construction, including actual invoices from vendors, suppliers and subcontractors;

b)	a comparison of actual costs incurred to date to the Budget Estimate in Exhibit “E”, by line item;
c)
an estimate of the percentage of the work completed at the end of the reporting period for each line item on the Budget Estimate, so that Tenant and Landlord can compare the percentage of costs incurred to the percentage of work completed.

Change Orders:  In the event that Landlord or Tenant request changes to the Property Site Plan, Floor Plan of Premises, or Building Specifications after execution of this Agreement and at any time during the Initial Construction Period, Landlord shall provide, within 10 days of the receipt of the request, an estimate of the costs to make the requested change (cost increase or savings relative to the Budget Estimate) and the estimated impact on the Construction Schedule, if any.  Landlord will not proceed with any work related to the requested changes unless and until the Parties have agreed in writing on the scope of work, estimated cost, and estimated schedule impact of the requested changes.

Rate Sheet for Equipment, Labor and Services provided by Landlord:  See attached

Labor & Equipment Rates

Labor:
Supervisor: $60.00hr.
Foreman: $48.50hr.
Carpenter: $42.50hr.
Carpenter Helper: $38.50hr.
Labors: $32.50hr.

Equipment:
Tri-Axle Dump: $78.00hr.
Single Axle Dump: $55.00hr.
Volvo 140 Excavator: $150.00hr.
Demo Hammer (Excavator) $600.00day
Cat. 308 Excavator: $125.00hr.
Cat. 259B Skid Steer: $95.00hr.
John Deere 444 Loader: $110.00hr.
John Deere 440 Dozer: $120.00hr.
Lull Material Handler: $3,200.00 Month / $100.00hr. (2hr. Min.)
Big Vibration Roller: $75.00day
Big Plate Compactor: $68.50day
Small Plate Compactor: $45.00day
Jumping Jack Compactor: $65.00day
Pipe Saw: $52.00day
Harley Rake: $80.00day
Auger: $75.00day
Rotor Tiller: $125.00day
Temp. Heat: $1,200.00month (400BTU)
Generator: $75.00day / $275.00week / $800.00month
Paint Sprayers: $90.00day / $245.00week
19’ Scissor Lift: $400.00month
26’ Scissor Lift: $650.00month
40’ Boom Lift: $2,500.00month
30’ Scissor Lift 4x4: $1,895.00month
Site Laser: $35.00day
Pump Jacks: $45.00day (Per Pole)
25’ Staging Plank: $35.00day
Electric Concrete Saw: $125.00day
Blade Change: $175.00
Electric Jackhammer: $95.00day
Rotary Concrete Hand Drill: $45.00day
Job Trailer: $175.00month

Exhibit “E”

Budget Estimate for Building Construction and Development Costs

The following budget estimate is based upon Landlord’s development and construction of a new shared use 14,000 Sq. Ft. building, of  which SunCommon occupies 8,640 Sq Ft. or sixty-two percent (62%) of the total square footage.  All common areas are shared.   Sixty-two percent (62%) of common/site improvement and procurement costs are allocated to SunCommon.

	Total Costs	Allocated to Tenant
Site Work	$365,315	$226,495
Site Lighting	10,000	6,200
Concrete	132,880	132,880
Metals	121,231	121,231
Wood & Plastic	131,335	131,225
Net Zero Adder	21,885
Thermal & Moisture	256,577	256,577
Net Zero Adder		93,369
Doors & Windows	83,132	83,132
Net Zero Adder		12,940
Finishes	107,734	107,734
HVAC & Mech	89,571	89,571
Net Zero Adder		90,429
Electrical	141,826	130,000
Plumbing	33,934	33,934
Overhead Admin @ 2%	41,370	25,649
Supervision	100,000	62,000
Sub Total Construction Costs	$1,614,905	$1,554,932

Land –Including
Acquisition, holding costs	$350,000	$217,000
Construction Interest	50,000	31,000
Builders Risk Insurance	5,000	5,000
Civil Design & Consultation	30,000	18,600
Architectural Services	50,00	31,000
MEP Design (SunCommon only)		10,000
Permit Fees	40,000	24,800
Legal Fees	10,000	6,200
(Lease preparation & negotiation)
Sub Total Development Costs	$535,000	$341,700

TOTAL INITIAL CONSTRUCTION COST	$2,149,905	$1,896,632

Exhibit “F”

Projected Construction Schedule and Completion Date

Exhibit “G”

Form of Rent Commencement Agreement

RENT COMMENCEMENT AGREEMENT

ROUTE 2
WATERBURY, VERMONT

THIS RENT COMMENCEMENT AGREEMENT (this “Agreement”) is made and entered into this ____ day of _________, 201_, between MALONE RTE 2 WATERBURY PROPERTIES, LLC, a Vermont limited liability company with a place of business in Montpelier, Vermont (the “Landlord”) and SOLAR COMMUNITIES, INC. dba SUNCOMMON, a Vermont benefit corporation and certified B corporation with a place of business in Waterbury, Vermont (the “Tenant”) pursuant to that certain Lease Agreement dated as of October __, 2015 by and between Tenant and Landlord (the “Lease”).  Landlord and Tenant are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party”.  All capitalized terms used but not defined herein shall have the meanings given to such terms in the Lease.

Pursuant to Section 4 of the Lease, Annual Base Rent will be payable commencing on the Rent Commencement Date.  As of the Rent Commencement Date, the Parties are obligated to execute a Rent Commencement Agreement. The Commencement Date specified in the Parties' executed Rent Commencement Agreement for the payment of Rent will establish the “Commencement Date” and the "Rent Commencement Date" for purposes of the Lease.

Pursuant to Section 1A and Section 4 of the Lease, Tenant’s pro rata share of the Initial Construction will be payable as Annual Base Rent during the initial ten (10) year Term.

NOW THEREFORE, the parties hereby agree that

1.          The “Commencement Date” and the “Rent Commencement Date” for the purposes of the Lease is _________________, 201_.

2.          The total Initial Construction cost is _______ Dollars ($______).

3.          The monthly payment of Annual Base Rent during the initial ten (10) year Term attributable to Tenant’s pro rata share of the Initial Construction based upon a direct reduction basis with equal monthly payments over a term of 120 months is _______ and __/100 Dollars ($_________).

Lease Year	Rent PSF	Annual Rent	Monthly Rent *
1	$____	$_______	$_______
2	$____	$_______	$_______
3	$____	$_______	$_______
4	$____	$_______	$_______
5	$____	$_______	$_______
6	$____	$_______	$_______
7	$____	$_______	$_______
8	$____	$_______	$_______
9	$____	$_______	$_______
10	$____	$_______	$_______

4.          Schedule A attached hereto reflects the calculation in Section 3 above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

TENANT

SOLAR COMMUNITIES, INC. DBA
SUNCOMMON

By:
Witness
Duly Authorized Agent

LANDLORD

MALONE US ROUTE 2 WATERBURY
PROPERTIES, LLC

By:
Witness	Patrick Malone,
Duly Authorized Agent

SCHEDULE A

COMPUTATION OF COST OF INITIAL CONSTRUCTION AND ANNUAL BASE RENT FOR INITIAL TEN (10) YEAR TERM

Exhibit “H”

Estimate of Common Area Charges for Landlord’s Building

Lease Year 1 of Term

The following estimated Annual Common Area Charges represent Landlord’s estimate of annual common area maintenance charges as defined in Section 6 of the Agreement.  Tenant shall be responsible to pay a pro rata share of such charges equal to 62% of the total.

Taxes	$14,000
Insurance	$3,000
Snow Removal	$2,000
Lawn Care and Landscaping	$4,000
Driveway & Parking Area Maintenance	$2,000
Septic/Storm Water Maintenance	$2,000
Exterior Lighting, including parking area	$1,000

TOTAL Estimated Annual CAM Charges	$28,000

Tenant’s estimated pro rata share @ 62%	$17,360